Exhibit 10.11(a)
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                                 PROMISSORY NOTE

Borrower: AMERICAN FIRE RETARDANT - CORPORATION

Borrower: AMERICAN FIRE RETARDANT CORPORATION     Lender: WHITNEY NATIONAL
          TIN 72-1261941)                         BANK TIN: 72-0352101
          110 BRUSH ROAD                          P 0 BOX 3708
          BROUSSARD, LA  70518                    LAFAYETTE, LA 70502

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Principal Amount: $42,888.46  Interest Rate: 7.750%    Date of Note: 09/18/96

PROMISE TO PAY. AMERICAN FIRE RETARDANT CORPORATION ("Borrower") promises to pay to the order of WHITNEY NATIONAL BANK ("Lender"), In lawful money of the United States of America the sum of Forty Two Thousand Eight Hundred Eighty Eight & 46/100 Dollars (U.S. $42,808.46), together with simple Interest at the role of 7.750% per annum assessed on the unpaid principal balance of this Note as outstanding from lime to lime, commencing on September 18, 1996 and continuing until this Note is paid In full.

PAYMENT. Borrower will pay this loan on demand, or if no demand is made, In 59 payments of $866.63 each payment and an irregular last payment estimated at $866.57. Borrower's first payment is due October 30, 1996, and all subsequent payments are due on the same day of each month after that. Borrower's final payment due on September 30, 2001, may be greater If Borrower does not make payments as scheduled. interest on this note is computed on a 365/365 simple interest basis; that is, by applying the ratio of the annual interest rate over the number of days in a year, multiplied by the outstanding principal balance. multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law. payments will be applied first to any unpaid collection costs and any late charges. than to any unpaid interest. and any remaining amount to principal.

PREPAYMENT; MINIMUM INTEREST CHARGE. Borrower may prepay this Note in full at any time by paying the than unpaid principal balance of this Note, plus accrued simple Interest and any unpaid late charges through date of prepayment. If Borrower prepays this Note In full. or if Lender accelerates payment, Borrower understands that, unless otherwise required by law, any prepaid fees or charges will not be subject to rebate and will be earned by Lender at the time this Note is signed. Borrower agrees to pay minimum Interest of $15.00 If this amount has not been earned by Lender at the time of prepayment. Unless otherwise agreed to in writing, early payments under this Note will not relieve Borrower of Borrower's obligation to continue to make regularly scheduled payments under the above payment schedule. Early payments will instead reduce the principal balance due, and Borrower may be required to make fewer payments under this Note.

LATE CHARGE. If Borrower falls to pay any payment under this Note in full within 10 days of when due, Borrower agrees to pay Lender a late payment fee in an amount equal to 5.000% of the unpaid amount of the payment, or U.S. $15.00, whichever is greater. Late charges will not be assessed following declaration of default and acceleration of maturity of this Note.

DEFAULT. The following actions and/or inactions shall constitute default events under this Note:

     Default Under This Note. Should Borrower default in the payment of principal and/or Interest under this Note.

     Default Under Security Agreements. Should Borrower or any guarantor violate, or fail to comply fully with any of the terms and conditions of, or default under any security right, Instrument, document, or agreement directly or indirectly securing repayment of this Note.

     Other Defaults In Favor of Lender. Should Borrower or any guarantor of this Note default under any other loan, extension of credit, security right. Instrument, document. or agreement, or obligation in favor of Lender.

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     Default In Favor of Third Parties. Should Borrower or any guarantor default under any loan. extension of credit, security agreement, purchase or sales agreement, or any other agreement, In favor of any other creditor or person that may affect any property. or other collateral directly or indirectly securing repayment of this Note.

     Insolvency.   Should  the  suspension,   failure  or  Insolvency,   however
     evidenced, of Borrower or any guarantor of this Note occur or exist.

     Death or Interdiction. Should any guarantor of this Note die or be Interdicted.

     Readjustment of Indebtedness. Should proceedings for readjustment of Indebtedness, reorganization, bankruptcy, composition or extension under any Insolvency law be brought by or against Borrower or any guarantor.

     Assignment for Benefit of Creditors. Should Borrower or any guarantor file proceedings for a respite or make a general assignment for the benefit of creditors.

     Receivership. Should a receiver of all or any part of Borrower's property, or the property of any guarantor, be applied for or appointed.

     Dissolution   Proceedings.   Should  proceedings  for  the  dissolution  or
     appointment of a liquidator of Borrower or any guarantor be commenced.

     False Statements. Should any representation, warranty, or material statement of Borrower or any guarantor made in connection with the obtaining of the loan evidenced by this Note or any security agreement directly or indirectly securing repayment of this Note, prove to be incorrect or misleading in any respect.

     Material Adverse Change. Should any material adverse change occur in the financial condition of Borrower or any guarantor of this Note or should any material discrepancy exist between the financial statements submitted by Borrower or any guarantor and the actual financial condition at Borrower or such guarantor.

     Insecurity. Should Lender deem itself to be insecure with regard to repayment of this Note.

LENDER'S RIGHTS UPON DEFAULT. Should any one or more default events occur or exist under this Note as provided above, Lender shall have the right, at its sole option, to declare formally this Note to be in default and to accelerate the maturity and insist upon Immediate payment In full of the unpaid principal balance then outstanding under this Note, plus accrued Interest, together with reasonable attorneys' fees, costs, expenses and other fees and charges as provided herein. Lender shall have the further right, again at Its sole option, to declare formal default and to accelerate the maturity and to insist upon Immediate payment In full of each and every other loan. extension of credit, debt, liability and/or obligation of every nature and kind that Borrower may then owe to Lender, whether direct or Indirect or by way of assignment, and whether absolute or contingent, liquidated or unliquidated, voluntary or Involuntary, determined or undetermined, secured or unsecured, whether Borrower is obligated alone or with others on a "solidary" or "Joint and several" basis, as a principle obligor or otherwise, all without further notice or demand, unless Lender shall otherwise elect.

ATTORNEYS' FEES. If Lender refers this Note to an attorney for collection, or files suit against Borrower to collect this Note, or If Borrower files for bankruptcy or other relief from creditors, Borrower agrees to pay Lender's reasonable attorneys' fees.

DEPOSIT ACCOUNTS. As collateral security for repayment of this Note and all renewals and extensions, as well as to secure any and all other loans, notes, Indebtedness and obligations that Borrower (or any of them) may now and in the future owe to Lender or Incur in Lender's favor, whether direct or indirect, absolute or contingent, due or to become due, of any nature and kind whatsoever (with the exception of any indebtedness under a consumer credit card account), Borrower is granting Lender a continuing security interest in any and all funds that Borrower may now and In the future have on deposit with Lender or in certificates of deposit or other deposit accounts as to which Borrower is an account holder (with the exception of IRA, pension, and other tax-deferred deposits). Borrower further agrees that Lender may of any lime apply any funds that Borrower may have on deposit with Lender or in certificates of deposit or

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other deposit  accounts as to which  Borrower is an account  holder  against the unpaid  balance  of  this  Note  and  any  and  all  other  present  and  future
Indebtedness and obligations that Borrower (or any of them) may than owe to Lender, In principal, Interest, fees, costs, expenses, and attorneys' fees.

COLLATERAL.  This Note Is secured by:  Tilled  Collateral.  Collateral  securing
other   loans  with   Lender  may  also  secure  this  Note  as  the  result  of cross-collateralization

FINANCIAL STATEMENTS. Borrower agrees to provide Lender with such financial statements and other related Information at such frequencies and In such detail as Lender may reasonably request.

GOVERNING LAW. Borrower agrees that this Note and the loan evidenced hereby shall be governed under the laws of the Slate of Louisiana. Specifically, this business or commercial Note is subject to La. R.S. 9:3509 et seq.

CONFESSION OF JUDGMENT AND WAIVERS. For the purposes of executory process, Borrower hereby acknowledges the debt created hereby and confesses judgment in favor of Lender for the full amount of the debt evidenced by this Note. To the extent permitted by law, Borrower hereby expressly waives (a) the benefit of appraisement provided in the Louisiana Code of Civil Procedure and (b) the demand and three (3) days delay accorded by Articles 2639 and 2721, Louisana Code of Civil Procedure.

ADDITIONAL DEFAULTS AND ACCELERATION. In addition to the events of default set forth above, Lender shall have the right, at its sole option, to insist upon immediate payment (to accelerate the maturity) of this Note should any judgment, garnishment. seizure, tax lien or levy occur against any of Borrower's assets.

NO NOVATION IF EARLIER NOTE CANCELLED. If an earlier note of any Borrower is cancelled at the time of execution hereof, then this Note constitutes an extension, but not a novation of the amount of the continuing indebtedness, and Borrower agrees that all security rights held by Lender under the earlier note shall continue in full force and effect.

OTHER COSTS AND FEES. Borrower further agrees to pay any and all charges, fees, costs and/or taxes levied or assessed against Lender in connection with this Note and/or any collateral, asset or other property which is pledged, mortgaged, hypothecated or assigned to Lender or in which Lender possesses a security interest, as security for this Note.

WAIVERS. Borrower and each guarantor of this Note hereby waive demand, presentment for payment. protest, notice of protest and notice of nonpayment, find all pleas of division and discussion, and severally agree that their obligations and liabilities to Lender hereunder shall be on a "solidary" or "joint and several" basis. Borrower and each guarantor further severally agree that discharge or release of any party who is or may be liable to Lender for the Indebtedness represented hereby, or the release of any collateral directly or Indirectly securing repayment hereof, shall not have the effect of releasing any other party or parties. who shall remain liable to Lender, or of releasing any other collateral that is not expressly released by Lender. Borrower and each guarantor additionally agree that Lender's acceptance of payment other than in accordance with the terms of this Note, or Lender's subsequent agreement to extend or modify such repayment terms. or Lender's failure or delay in exercising any rights or remedies granted to Lender. shall likewise not have the effect of releasing Borrower or any other party or parties from their respective obligations to Lender, or of releasing any collateral that directly or indirectly secures repayment hereof. In addition, any failure or delay on the part of Lender to exercise any of the rights and remedies granted to Lendor shall not have the effect of waiving any of Lender's rights and remedies. Any partial exercise of any rights and/or remedies granted to Lender shall furthermore not be construed as a waiver of any other rights and remedies; it being Borrower's intent and agreement that Lender's rights and remedies shall be cumulative in nature. Borrower and each guarantor further agree that, should any default event occur or exist under this Note any waiver or forbearance on the part of. Lender to pursue the rights and remedies available to Lender, shall be binding upon Lender only to the extent that Lender specifically agrees to any

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such waiver or  forbearance  in writing.  A waiver or forbearance on the part of
Lender as to one default event shall not be construed as a waiver or forbearance as to any other default. Borrower and each guarantor of this Note further agree that any late charges provided for under this Note will not be charges for deferral of time for payment and will not and are not Intended to compensate Lender for a grace or cure period, and no such deferral, grace or cure period has or will be granted to Borrower in return for the imposition of any late charge. Borrower recognizes that Borrower's failure to make timely payment of amounts due under this Note will result in damages to Lender, including but not limited to Lender's loss of the use of amounts due, and Borrower agrees that any late charges Imposed by Lender hereunder will represent reasonable compensation to Lender for such damages. Failure to pay in full any installment or payment timely when due under this Note, whether or not a late charge is assessed, will remain and shall constitute an Event of Default hereunder.

SUCCESSORS AND ASSIGNS LIABLE. Borrower's and each guarantor's obligations and agreements under this Note shall be binding upon Borrower's and each guarantor's respective successors, heirs, legatees, devisees, administrators, executors and assigns. The rights and remedies granted to Lender under this Note shall inure to the benefit of Lender's successors and assigns, as well as to any subsequent holder or holders of this Note.

CAPTION HEADINGS. Caption headings of the sections of this Note are for convenience purposes only and are not to be used to interpret or to define their provisions. In this Note, whenever the context so requires, the singular includes the plural and the plural also includes the singular.

SEVERABILITY. If any provision of this Note is held to be invalid, illegal or unenforceable by any court, that provision shall be deleted from this Note and the balance of this Note shall be interpreted as if the deleted provision never existed.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. LENDER AND BORROWER HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER LENDER OR BORROWER AGAINST THE OTHER.

BORROWER:

AMERICAN FIRE RETARDANT CORPORATION

/s/ Edward E. Friloux
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By: EDWARD E. FRILOUX, SR., SECRETARY